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                            MASTER SITE LICENSE AGREEMENT

     This Master Site License Agreement ("Agreement") is entered into as of the 23rd day of December , 1998, by and between Dobson Tower Company, an Oklahoma corporation (referred to herein as "Licensor") and Sygnet Communications, Inc., an Ohio corporation (referred to herein as "Tenant").

     R-1. Tenant is licensed by the Federal Communications Commission ("FCC") to construct and operate communications systems throughout the United States.

     R-2. Licensor owns, leases, operates and/or manages real estate, buildings, towers, tanks and/or other improvements ("Improvements") on real property (each a "Property") in the United States and wishes to License portions of a number of the Properties to Tenant for the purpose of locating and operating communications facilities' and services thereon.

     R-3. Tenant desires to license from Licensor portions of such Properties for such purpose.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   MASTER LICENSE.

     (A) This Agreement sets forth the basic terms and conditions upon which each such Property or portion thereof is licensed by Licensor to Tenant.
Upon the parties' agreement as to the particular terms of any such license, the parties shall execute and attach hereto a completed site license ("Site License") for each such site, in the form attached hereto as Exhibit A, which is incorporated herein by this reference. The terms and conditions of any Site License shall govern and control in the event of a discrepancy or inconsistency with the terms and conditions of this Agreement. This Agreement shall govern Licensor's existing Properties only, and shall not apply to raw land or new construction of towers on such Properties.

     (B) Upon execution hereof, Licensor agrees to provide Tenant with such information regarding each Property which it operates as may be necessary for Tenant to evaluate the usefulness of such Property for its purposes as may be readily available to Licensor. Licensor agrees to use reasonable efforts to cause each of its subsidiaries and managers at each such Property to cooperate fully with Tenant and its agents for the purpose of determining suitability of the Property and installing and constructing the Tenant's facilities, including providing Tenant and such agents with access to such Properties and the opportunity to conduct limited testing at any such Property, subject to reasonable limitations imposed by Licensor and/or any of such managers.

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     2.   DESCRIPTION OF PROPERTY AND LICENSED PREMISES.  Licensor either owns or leases the Property. If Licensor leases the Property, Licensor shall provide Tenant with a copy of its lease (the "Prime Lease"), which will be attached to each affected Site License as Exhibit 6. Upon reasonable request of Tenant, Licensor shall exercise its best commercially reasonable efforts to obtain the written consent of the prime landlord to the Site License and any renewals or extensions thereof. The part of the Property to be licensed by Licensor to Tenant shall include ground and/or rack space and such other space for the mounting of antennas for the operation of certain telecommunications equipment to be located within, atop, adjacent to or on the Property, and such space across the Property that might be required for providing Tenant access and necessary utilities. All floor space, rack space, ground space, tower space and associated real property licensed by Licensor to Tenant shall collectively be referred to hereinafter as "the Premises," as more fully described in Exhibit 2 to the Site License. A more complete description of the equipment to be placed on the Premises by Tenant, including all transmit and/or receive frequencies, dimensions, and more specific positions of such equipment as it will be installed on the Premises shall be attached to each Site License at Exhibit 1. Tenant shall prepare and present to Licensor an accurate and complete Exhibit 1 prior to execution of the Site License for the subject Property. If, during the term of the Site License, Tenant requests to add or remove equipment to or from the Premises, which additional equipment is not listed on Exhibit 1, Licensor shall use all reasonable efforts to accommodate Tenant's request, provided that the Property has sufficient space and capacity to support the requested additional equipment. In the event of such an agreed upon increase or decrease in the equipment at the Premises, Licensor and Tenant shall mutually agree to a reasonable rental adjustment as consideration for such additional or reduced equipment.

     To the extent any rights herein are subject to any existing Prime Lease or license granted or existing in favor of Licensor from a third party ("third party license"), the rights herein are expressly made subject to such third party license. In the event any such Prime Lease or other third party license terminates or expires by its terms prior to the times for termination or expiration or the Term herein, or the two additional optional renewal terms herein, within ninety (90) days after execution of this Master Site License Agreement, Licensor agrees to begin exercising its best commercially reasonable efforts to obtain such renewals or extensions thereof, and options for renewal or extensions thereof, as Licensor is reasonably able, and on as nearly similar terms and rental sums as are now in existence, in order for Licensor to be able to fulfill the terms of this Agreement, for the entire duration envisioned herein. In the event Licensor is able to negotiate such renewals or replacements thereof, but any of the material terms will be different (including

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but not limited to rental sums), Licensor shall present same to Tenant for its review and approval, before Licensor executes same.

     Licensor shall also be responsible, at its expense, for the cost of obtaining any approvals which may be required by any local, state or federal authority, in conjunction with the granting of any License created herein, its ownership of the Property and Improvements, or the operation of the License granted herein, except insofar as same is specifically required of Tenant by law in order for Tenant to carry out its intended use on the Premises.

     3. TERM AND TERMINATION. Each Site License shall become effective upon installation of Tenant's equipment at the subject Property or 120 days following the date the Site License for such Property is fully executed, whichever is sooner ("the Commencement Date"), and shall continue in effect for a term of five (5) years. Tenant warrants that it shall employ reasonable efforts to obtain all required local permits for construction and operation of its facilities installed by or owned by Tenant, and shall inform Licensor immediately of its receipt of those permits. Tenant shall provide Licensor with prior notice of the date upon which Tenant shall commence the installation of Tenant's equipment. It is expressly understood that all rights granted to Licensee for each Property hereunder are irrevocable until the Site License for such Property expires or sooner terminates in accordance with the terms and conditions herein set forth.

     If, at any time during the Term hereof, (including any renewal or extension of the Term herein), Tenant shall lose its F.C.C. license needed for it to use the Premises for the intended use under the License granted herein (as distinguished from any transfer, sale or assignment of such F.C.C. license), this lease shall immediately terminate upon the termination of Tenant's F.C.C. license, and at that point, no further obligation shall be owed by either party hereto to the other under this Agreement, except as to obligations which had already accrued prior to the time of the loss of such Tenant F.C.C. license.

     (A) Following an uncured material breach by a party, the non-breaching party may terminate the applicable Site License, provided, however, the non-breaching party must first provide to the breaching party all reasonable opportunity provided hereunder to cure any such breach, including providing to the breaching party at least thirty (30) days prior written notice of the non-breaching party's intent to terminate the Site License. Upon termination or expiration of a Site License, Tenant shall immediately remove its equipment from Licensor's Premises. Tenant's failure to remove its equipment within thirty (30) days following the expiration or termination of the Site License shall entitle Licensor to receive from Tenant storage fees in an amount equal to one hundred dollars ($100) per day beyond such thirty (30) day period. Licensor hereby

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waives any and all landlord liens or similar claims to Tenant's equipment, which equipment may be removed by Tenant at any time, provided, however, such removal shall not create any termination of the applicable Site License or reduction in any amount due Licensor.

     (B) Any of Tenant's equipment which is deemed stored by Licensor in accord with the terms herein shall not be entitled to receive electrical power during such period of storage and Licensor shall have the right to discontinue power to all stored equipment. Such equipment may also be removed from the Premises by Licensor and stored at Licensor's main facilities, but at all times remain the property of Tenant.

     (C) In the event that the Premises are damaged or destroyed such that Tenant is unable to operate its equipment thereon, Licensor shall make an election within ten (10) days following such event as to whether Licensor shall make repairs or reconstruct the damaged portion of the Premises to enable Tenant to operate upon the Premises in substantially the same manner as Tenant enjoyed prior to the event of destruction. Such election shall only be effective if Licensor is willing and able to make such repair or reconstruction within ninety (90) days following the making of the election. If Licensor elects not to repair or reconstruct the Premises within the aforementioned ten (10) day period; or if Licensor is unable to make such repairs or reconstruct the Premises during that ninety (90) day period, then Tenant shall have the option to: 1) terminate the Site License, without further liability to either party, or 2) require Licensor to immediately pay over, or assign its right to payment of all insurance proceeds payable to Licensor arising from the loss or damage to the Premises, and Tenant may use such proceeds to make such repairs or reconstruction. If Licensor elects to repair or reconstruct the Premises within the aforementioned ninety (90) day period, or if Tenant elects to use the insurance proceeds to repair or restore said damage, the Site License shall continue to bind the parties, providing, however, Licensor shall not be entitled to receive rents during the period commencing on the date of destruction and extending to the date of completion of the repairs or reconstruction. In the event that Tenant terminates the applicable Site License under this Paragraph 3(C), Licensor shall return to Tenant all prepaid rents collected by Licensor which represents that period commencing upon the date of destruction of the Premises and continues to the date of termination. Licensor's failure to make an election during the ten (10) day period following damage or destruction of the Premises shall be deemed an election by Licensor not to repair or reconstruct the Premises. Nothing contained herein shall be deemed an election by Licensor not to repair or reconstruct the Premises. Nothing contained herein shall be deemed a guarantee by Licensor to repair or reconstruct the Premises following destruction.

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     4.   MAINTENANCE OF EQUIPMENT.  Tenant shall, at its own expense, maintain its equipment on or attached to the Premises in a safe condition and in good repair, and in a manner reasonably suitable to Licensor so as not to conflict with the use of the Property by Licensor or by any other tenant lawfully using the Property, subject to Paragraph 19 below. All repair and maintenance of Tenant's equipment shall be performed by qualified technicians, authorized to enter the Premises as Tenant's agents, contractors or employees.

     To the extent any of the Improvements or the Premises are required to be repaired or maintained under any laws or regulations of the F.C.C., or the F.A.A. (including but not limited to tower signage, painting and lighting requirements), such maintenance and repairs shall be promptly addressed by Licensor at its sole expense, and in accordance with any such legal requirements.

     (A) Any and all machinery, equipment and trade fixtures, except the electrical service, installed by Tenant, shall remain Tenant's notwithstanding the fact that it may be affixed or attached to the realty or the Premises, and shall, during the term of the Site License or any extension or renewal thereof, and upon termination thereof, belong to and be removable by Tenant. Tenant agrees that the Premises and associated realty shall not be damaged by Tenant's occupancy and that Tenant shall, upon termination of occupancy, make any repairs necessitated by Tenant's occupancy or removal of Tenant's equipment, less ordinary wear and tear and loss by casualty or other causes beyond Tenant's control.

     (B) All transmitters operated by Tenant upon the Premises shall include the use of, for example, a single stage isolator or a single bandpass cavity or such other devices which may reasonably prevent or deter the creation of harmful electrical interference. Licensor may determine, from time to time and as is reasonable and necessary, other similar requirements for safe, interference free operation of Tenant's equipment upon the Premises and Tenant shall comply with all such requests.

     5. ACCESS. Licensor agrees to give Tenant free and unrestricted ingress and egress to the Premises during the term of the Site License and any extension or renewals thereof for the purpose of installing, maintaining, operating, replacing, upgrading and removing Tenant's equipment. Licensor's promise does not extend to real property which is not under Licensor's authority or control. Licensor's promise will not be interpreted as a guarantee of Tenant's ability to enter or exit the Premises when weather conditions, road conditions and other elements outside of Licensor's control might affect Tenant's ability to enter the

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Premises.

     6. MAINTENANCE AND OPERATION OF PREMISES. Licensor reserves to itself and its successors, and assigns, the right to maintain the Property and to operate telecommunications facilities thereon in such manner as will best enable each to fulfill its own requirements, but in accord with the covenants contained herein, including Licensor's promise to maintain the Property in merchantable condition. In such event, Licensor shall not act, or permit others to act, under such reserved rights in such a manner as to cause any interruption of or interference with Tenant's operation of Tenant's equipment, or the rights granted under this Agreement, or Tenant's service, including but not limited to electrical interference and interference created by intermodulation. Under no circumstances shall Licensor be liable for consequential damages to any party, including but not limited to third parties, arising out of interruption of Tenant's service, except as a result of acts or omissions by Licensor, or those acting under authorization from Licensor.

     (A) Licensor shall be solely responsible at its expense for compliance with ally local, state and federal laws, regulations and rules, involving painting, signage and lighting requirements arising out of owning, maintaining, or operating of the Improvements or the Property, in accord with the existing laws, rules and regulations adopted, or which might be adopted, including those by the Federal Aviation Administration or the Federal Communications Commission; and shall indemnify Tenant for all fines levied against Tenant for Licensor's failure to comply with such laws, rules and regulations.

     (B) Tenant promises to cooperate fully in Licensor's efforts to maintain the peaceful occupation of the structure of which the Premises are a portion, including, without limitation, Tenant's agreement to cooperate in maintaining the cleanliness of the Premises; in constructing its equipment in a safe, reasonably quiet, and non-disruptive manner; in assisting in maintaining the security of the Premises by reasonably limiting the number of persons with access to the Premises; and in directing its employees to treat all other tenants with civility and courtesy.

     (C) In the event that Licensor deems it reasonable and necessary, Licensor may, at Licensor's expense, require that an intermodulation study be performed by Tenant, to determine the effect of Tenant's use of the Premises as it might effect existing users of the Property; provided that Licensor may only require Tenant to do such study one (1) time during the term of a Site License. Licensor may require that Tenant present to Licensor such study as a condition to Tenant's occupation.

     (D)  Licensor hereby warrants that the Premises have been

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constructed and will be operated and maintained in accord with all laws, rules, statutes, and regulations adopted or to be adopted by all applicable and relevant fora or governmental bodies. Subject to the terms and conditions contained herein, Licensor hereby agrees to indemnify and hold Tenant harmless for all violations of any law, rule, statute, or regulation for which Licensor is responsible, including the payment of all fines, forfeitures, or similar penalties levied against Tenant for Licensor's violation of its duties hereunder, provided, however, Licensor's obligation to indemnify and hold Tenant harmless in accord with this Paragraph 6(D) shall be limited by those expressed conditions and limitations contained herein, including, without limitation, Tenant's compliance with all of its duties created hereunder.

     7. RENTAL OF PREMISES. Tenant shall pay Licensor monthly rent in the amount set forth in the Site License for the subject Property (plus applicable taxes), payable in advance commencing on the Commencement Date of the License as provided for in Paragraph 3 and on the first day of each month thereafter during the term of the Site License or any renewal period. All rental payments will be made to Licensor, at the following address:

          Dobson Tower Company
          13439 N. Broadway Extension, Suite 200
          Oklahoma City, OK 73114

Tenant agrees to pay a late fee for all rent payments not timely made (ten
(10) days past due) in an amount equal to five percent (5%) of the overdue amount.

     (A) If, following ten (10) days prior written notification to Tenant by Licensor of Tenant's failure to make current its account, Tenant fails to make timely rent payments such that the account is greater than sixty (60) days past due, Tenant shall be deemed to have materially breached this agreement. Notwithstanding all other remedies available at law or equity or contained herein, Tenant's breach under this Paragraph 7(A) shall entitle Licensor to demand and collect from Tenant a penalty amount in the amount set forth in the Site License, in addition to all amounts due hereunder.

     (B) Upon each anniversary date of the Commencement Date as defined by Paragraph 3 herein, the annual charge for rental of the Premises shall be automatically increased by an amount equal to four percent (4%) of the previous annual rate. Such increases shall be automatic and will not require Tenant's prior approval and by its execution of this agreement, Tenant agrees to pay each such increase as a portion of its rent. Such increases shall apply to the entire term of this agreement and any extension or renewal period.

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     (C)  All rental payments made to Licensor shall be deemed the sole and exclusive property of Licensor and shall not be subject to delay, offset, refund or placement in escrow for any reason or purpose, except such refunds as are expressed herein.

     8. INDEMNIFICATION AND INSURANCE. Tenant shall indemnify Licensor against any and all claims and demands for damages to property and injury or death to persons, arising out of or caused by the installation, maintenance, presence, use or removal of Tenant's equipment on the Premises, unless such damage or injury shall be due to the willful acts or negligence of Licensor, its employees, agents or invitees. Licensor shall indemnify Tenant against any and all claims and demands for damages to property and injury or death to persons, arising out of or caused by the acts or omissions of Licensor or Licensor's employees, agents, or invitees, or the installation, maintenance, presence, use or removal of third party's equipment on the Property, unless such damage or injury shall be due to the negligence of Tenant, its employees, agents or invitees. Licensor and Tenant shall each obtain and maintain public liability insurance in an amount equal to Two Million Dollars ($2,000,000) during the term of the Site License and any renewal period, respectively covering Licensor's and Tenant's use and ownership of rights in the Premises. Tenant shall cause Licensor to be named as an additionally insured person on its casualty and public liability policy(ies), and Licensor shall cause Tenant, and any Tenant lender or lenders, to each be named as additionally insured persons on Licensor's casualty and public liability policy(ies). Tenant shall also carry worker's compensation insurance covering all of Tenant's employees and automobile insurance covering all of Tenant's vehicles in such amounts as are required by law. Certificates of required insurance shall be periodically furnished to Licensor by Tenant, and to Tenant by Licensor upon reasonable demand by the requesting party.

     (A) Tenant and Licensor shall each be responsible for maintaining any insurance covering their own equipment on the Property, in commercially reasonable amounts sufficient to assure the ability to repair, reconstruct or replace same if destroyed; the lives and health of their respective agents, employees and invitees; damage or injury to other persons or other persons' property caused by the acts or omissions of their own agents, employees, or invitees; and any other business or liability insurance which each may deem necessary to protect their own interests.

     While not required to do so under this Agreement, in the event Tenant obtains business interruption insurance, Licensor shall have no claim of right, title or interest in or to any benefits paid under such coverage for any reason.

     (B)  Licensor and Tenant each hereby waive any and all rights

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of recovery, claim, action, or causes of action, against the other, its agents, officers or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or any personal property of such party therein, or to any person by reason of fire, the elements or any other cause which could be insured against under the terms of standard property, liability, fire and extended coverage insurance policies, regardless of cause or origin, including negligence of other party hereto, its agents, officers or employees and each party covenants that no insurer shall hold any right of subrogation against such other party.

     (C) Hold Harmless: Tenant hereby agrees to hold harmless the owner of the real property and associated structures and all persons from whom Licensor has taken authority for the purposes of Licensor's entrance into and performance hereunder (if such person(s) are third parties), for any and all injury or damages arising out of Tenant's occupation, use or employment for commercial purposes of the Premises, including, without limitation, all injury, loss or damages to Tenant and its agents, assigns, successors, employees, invitees, and Tenant agrees that Licensor is the only other party to this agreement and that no other party shall be deemed to have any liability, duty or obligation to Tenant arising hereunder.

     9. RENEWAL OPTIONS. Tenant shall have the option to renew and extend the term of any Site License upon the same terms and conditions as set forth herein for two (2) successive period(s) of five (5) years each (the "Renewal Periods"). Tenant shall be deemed to have exercised its option to renew a Site License and such Site License shall automatically renew on each fifth year anniversary following commencement unless written notification of intent to terminate the Site License is received by Licensor from Tenant on a date which is at least ninety (90) days, but less than one hundred eighty (180) days prior to the date of expiration. The word "term" as used in this Agreement shall include the above-mentioned Renewal Period(s) as might be exercised by Tenant.

     10. DEFAULT. Neither party shall be deemed in default under a Site License until the other party has given the defaulting party at least thirty
(30) days written notice of any default hereunder and the defaulting party has failed to cure the same within thirty (30) days after receipt of such notice; provided, however, that where such default cannot reasonably be cured in such thirty (30) day period and if the defaulting party shall proceed promptly to cure the same and prosecute such curing with due diligence, the time for curing such default shall be extended for such period of time as may be deemed necessary by the other party in its reasonable discretion to complete such curing. Tenant's right to cure a default provided in this Paragraph 10 shall not apply to the timely payment of rents.

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     (A)  Licensor will not, except in an emergency as shall be interpreted in Licensor's sole discretion, cure any alleged default by Tenant until after the expiration of thirty (30) days following Tenant's receipt of notice provided for herein and then only if Tenant has failed, during such period, to cure such default or perform such act.

     (B) Licensor reserves the right to disconnect the electrical power to Tenant's equipment if, following notification by another user of the Property, or Tenant's agents or employees, or by notification by officials of the Federal Government, it is determined that operation of Tenant's equipment is causing injury or damage to other persons or users, subject to Paragraph 19 below, or is in violation of law. Such disconnection by Licensor shall not be performed without informing Tenant prior to Licensor's taking such action and without providing Tenant with an opportunity within seventy-two
(72) hours following such notification (which notification shall be by telephone and followed immediately by written notice pursuant to the Paragraph 13 herein below), to cure immediately such problems or answer such allegations. If, following notification to Tenant by Licensor, Tenant does not repair or disconnect Tenant's equipment within the aforementioned seventy-two (72) hour period, to discontinue continuing injury and/or damage to other persons or tenants, and Licensor reasonably deems such repair or disconnection necessary to protect Licensor or other persons, Licensor may disconnect the electrical power to Tenant's equipment, which act shall be without liability to Licensor and Licensor shall not be liable for any damages, loss of revenue, claims, or injuries caused by Licensor arising out of disconnection of Tenant's equipment, except such injury or damages caused by Licensor's negligence or willful actions, and only to the extent provided for herein. Licensor warrants that the terms contained within this Paragraph 10(B) are substantially similar and reflected within all other licenses entered into by Licensor for third parties' occupation and use of all or any part of the Property and shall be included in substantially similar form within future licenses entered into by Licensor for future tenants' use of all or any part of the Property.

     (C) Tenant shall be deemed to be in default if Tenant causes to be placed upon its equipment or the Premises any unbonded mechanics' or materialmen's lien or encumbrance, which placement delays, prevents or impedes Licensor's or third parties' use of the Premises. Notwithstanding the foregoing, Licensor acknowledges that Tenant has entered into a financing arrangement, including promissory notes and financial and security agreements, for the financing of Tenant's telecommunications facilities and the operation thereof. Accordingly, Licensor hereby consents to Tenant's installation and operation of Tenant's equipment, which is deemed collateral under the aforementioned financing agreement(s), and Licensor agrees that (i) it disclaims any interest in the

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collateral, as fixtures or otherwise; and (ii) it shall hold as exempt such collateral from execution, foreclosure, sale, levy, attachment, or distress for any rent due or to become due and that such collateral may be removed by Tenant or pursuant to the terms of such financial arrangement(s) at any time without recourse to legal proceedings. Licensor's consent provided under this Paragraph 10(C) shall not be employed for the purpose of reducing any obligation of Tenant's created hereunder for the timely payment of rents.

     11. ASSIGNMENT OF LICENSE. Tenant shall not assign or sub-license this Agreement or any Site License without the prior written consent of Licensor, EXCEPT that no prior written consent shall be required from Licensor for any such assignment or sub-license to (i) party who owns or acquires a controlling ownership interest in Tenant (whether by purchase of fifty-one percent (51%) or greater of the voting stock of Tenant, or substantially all of the assets of Tenant, or otherwise); (ii) Tenant's parent corporation or an affiliate of Tenant (For purposes of this paragraph, an affiliate is an entity in which there is a common owner owning at least a ten percent (10 %) ownership interest in both Tenant and the other affiliated entity, and shall include but not be limited to parent and subsidiary entities to Tenant, as well as partnerships in which Dobson Communications Corporation, or any of its subsidiary entities, is a general partner.); or (iii) a successor to Tenant's FCC license to operate Tenant's equipment. In the event of a permitted assignment or sub-license which does not require Licensor's prior consent, Tenant shall provide Licensor written notice of the assignment or sub-license, and the name and address of the assignee or sub-licensee before same shall be binding on Licensor. With regard to any assignment or sub-license which does require prior consent from Licensor, Licensor covenants and agrees that it will not unreasonably withhold, delay or condition its consent to any such assignment or sub-license. Under no circumstances shall a Site License be assigned by Tenant to any party which does not agree to be bound by all terms and conditions contained herein.

     Licensor may assign its rights under this Agreement only upon sale of the underlying Property or Premises, and Licensor's Improvements, without prior approval from Tenant, PROVIDED that before the assignment may be made binding on Licensor or Tenant, Licensor's transferee shall furnish Tenant with the written adoption of this Agreement, and assumption of Licensor's obligations under this agreement. Otherwise, no such assignment of the Licensor's rights under this Agreement shall be made without Tenant's prior written approval, which shall not be unreasonably withheld.

     (A) As a condition precedent to Tenant's and Licensor's right to assign or sub-license this Agreement and/or any Site

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License to any third party, Tenant and Licensor each covenant that they will notify the other in writing of their intent to make such assignment or sub-license and, in the event that Licensor's or Tenant's consent is not required or is deemed given hereunder, the transferring party shall provide to the other all documents reasonably required by the non-transferring party to assure that the assignee or sub-licensee agrees to be bound by all terms and conditions contained herein which bind the transferring party.

     (B) Notwithstanding anything in this agreement to the contrary, Licensor hereby agrees to Tenant's assignment of this Agreement and any Site License to any financing entity, or agent on behalf of any financing entity, to whom Tenant (i) has obligations for borrowing money or in respect to guarantee thereof; (ii) has obligations evidenced by bonds, debentures, notes or similar instruments; or (iii) has obligations under or with respect to letters of credit, bankers acceptances and similar facilities or in respect of guarantees thereof. Further, Licensor agrees to execute such estoppel affidavits and other documents relating to this Agreement and the Site Licenses as may be reasonably requested by Tenant or Tenant's lender(s).

     12. ATTORNEYS FEES. In the event that either party brings a law suit to compel the performance of the other party hereunder, the substantially prevailing party in such suit shall be entitled, in addition to all other remedies at law or equity, to reimbursement for all reasonable attorney's fees and costs paid to bring or defend such suit.

     13. MANNER OF GIVING NOTICE. Any written notice to be given under this Agreement or any Site License shall be mailed to each party at the address shown below. All notice shall be sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable express carrier which provides overnight delivery service following receipt of a signature from the receiver, and shall be deemed given when so mailed or sent.

     Licensor:      Dobson Tower Company
                    Attn: President
                    13439 N. Broadway Extension, Suite 200
                    Oklahoma City, OK 73114

     Tenant:        [As designated in each Site License]

                    Sygnet Communications, Inc.
                    Attn: President
                    13439 N. Broadway Extension, Suite 200
                    Oklahoma City, OK 73114

     With copy to:  Dobson Communications Corporation
                    Attn: Mr. Ronald L. Ripley

                    Vice President and Senior General Counsel
                    13439 N. Broadway Extension, Suite 200
                    Oklahoma City, OK 73114

     14. QUIET ENJOYMENT. Licensor covenants and agrees that upon Tenant's paying the rent and other applicable charges and performing in accord with the terms and conditions stated herein, Tenant may peacefully and quietly enjoy the Premises, subject to the terms and conditions of this Agreement and the Site License.

     15. COMPLIANCE WITH STATUTES AND REGULATIONS. Antennas, wires and appliances of Tenant shall be erected and maintained in accord with the requirements and specifications of the safety codes of the State where the Premises are located or any applicable jurisdiction or any amendments or revisions thereof, and in compliance with any rules or orders now in effect, or that hereafter may be issued by the Federal Communications Commission.

     16. AUTOMATIC TERMINATION. Licensor may terminate this Agreement immediately and the parties shall deem Tenant to be in default if any of the following occurs: (i) Tenant is declared bankrupt or files for bankruptcy protection; (ii) Tenant is adjudged insolvent, and such judgment is not reversed within thirty (30) days of entry; (iii) a receiver is appointed to manage Tenant and/or its assets, and such appointment is not overturned within thirty (30) days; or, (iv) Tenant is found by a court of competent jurisdiction to have engaged in felonious activity in the operation of equipment at the Premises. Termination by Licensor for the causes listed above shall not create a reduction, offset, or relief from liability of all charges due and owing Licensor which have accrued up to the time when termination is elected.

     17. PASS THROUGHS. In addition to the annual rental payments to be made by Tenant, Tenant agrees to pay its reasonable pro rata or representative portion of any increase in taxes, excluding income taxes; any road assessments levied for the provision of ingress and egress to the Premises; or increase in per unit rate of necessary utilities which occur following the commencement of the site License and which are billed to either party for operation of the Premises. Charges for increased utility rates will not be passed through to tenants which are billed separately by the utility company for power and/or telephone service and Tenant agrees to separate metering of its electrical power at Tenant's sole expense. Charges to Tenant for such increases may be commenced immediately following Licensor's receipt of a demand for higher costs from the applicable government agency, supplier, utility company or road maintenance company, without prior notification to or approval from tenant, however, Licensor shall provide to Tenant all documentation necessary to demonstrate the source and amount of any increase directly attributable to Tenant's equipment on the Premises. Under no circumstances shall

Licensor charge Tenant for such increases in a manner that might result in a profit to Licensor. Tenant's failure to pay any such charges upon demand by Licensor shall be deemed to be a failure to pay rents as required herein.

     18. COMPLIANCE WITH LAW REGARDING AUTHORITY TO OPERATE. Except as specifically provided herein, the parties shall be responsible for compliance with all laws, statutes and regulations for which their authority to operate radio equipment, or operate the Premises or Property as the case may be, is dependent. No party shall indemnify the other or be made liable in any way for any other party's failure to act in compliance with any rule or law, including violations which result in criminal prosecution or punitive action against a party, no matter what the source or cause of the violation of law might be except as provided for in Paragraph 6(D) above. Accordingly, each party shall be solely responsible for its actions and its defense of such actions before any official agency or relevant court, with the sole responsibility party(ies) being those named in such action.

     19. INTERFERENCE. Tenant shall have full and complete responsibility to correct, within seventy-two (72) hours, any electrical interference caused to other communications equipment at the Property by operation of Tenant's equipment, which cause is a result of a defect in Tenant's equipment. The term "defect" shall include any operating of Tenant's equipment which is not in accord with the technical parameters of any license issued by the Federal Communications Commission for operation of Tenant's facilities; any operation in variance with any equipment authorization granted by the Federal Communications Commission for operation of Tenant's facilities; any operation in variance with any equipment authorization granted by the Federal Communications Commission for sale, marketing and use of Tenant's equipment; any circumstance or condition which causes Tenant's equipment to operate in variance with any Exhibit attached to the subject Site License hereto; and any operation of tenant's equipment which does not conform with generally accepted practices of telecommunications engineering, including, but not limited to, applicable ANSI standards which exist or come to exist. Licensor warrants that the terms contained within this Paragraph 19 are substantially similar to and reflected within all other licenses entered into by Licensor for third parties' occupation and use of all or part of the Property and shall be included in substantially similar form within future licenses entered into by Licensor for future tenants' use of all or part of the Property.

     (A) Licensor hereby agrees to cooperate reasonably with Tenant in relieving any harmful electrical interference to Tenant's equipment caused by the operation of other telecommunications facilities on the Premises, including directing the interfering operator to discontinue the creation of such harmful interference or exercising Licensor's right to disconnect the operation of offending facilities until such time as the harmful interference can be resolved. In the event that the parties' cooperation cannot relieve the receipt of harmful electrical interference to Tenant's equipment within thirty (30) days following Tenant's providing to Licensor notification of the existence of the harmful interference, and said interference is not caused by any defect or unreasonable condition in Tenant's equipment or operation, Tenant may terminate this License and/or seek any other remedies available to Tenant at law or in equity, including an injunction against the interfering party; providing, however, such termination or remedies shall be without liability to Licensor, except for acts or omissions of Licensor in violation of this Agreement.

     20. SUITABILITY. Tenant warrants that prior to the Commencement Date, it will examine the Premises to its satisfaction and that if Tenant does not send Licensor written notification to the contrary, Tenant's election not to notify Licensor otherwise shall be deemed to be Tenant's acceptance of the Premises as suitable for occupation by Tenant for the purposes described herein. In the event that Tenant determines that the Premises are unsuitable for Tenant's occupation and use, Tenant may terminate the Site License for said Premises without further liability to either party. Tenant further acknowledges that Licensor does not warrant, in any way, the quality, range, or propagation characteristics of any radio signal to be transmitted by operation of Tenant's equipment.

     21. ENVIRONMENTAL LAWS. Tenant represents, warrants and agrees that it will conduct its activities on the Premises in compliance with all applicable Environmental Laws. Licensor represents, warrants and agrees that it has in the past and will in the future, conduct its activities on the Property in compliance with all applicable Environmental Laws and that the Property is free of hazardous substances as of the date of this License.

     Licensor shall be responsible for, and promptly cause to be performed, any investigation and remediation as required by any environmental laws or common law, of all spills or other release of hazardous substances, not caused solely by Tenant, that have occurred or which may occur on the Property.

     Tenant agrees to defend, indemnify and hold Licensor harmless from and against any and all claims, causes of action, demands, and liability including, but not limited to, damages, costs, expenses, assessments, penalties, fines, losses, judgments and attorney's fees that Licensor may suffer due to the existence or discovery of any hazardous substance on the Premises or the migration of any hazardous substance to other properties or release into the environment, arising solely from Tenant's activities on the Premises.

     Licensor agrees to defend, indemnify and hold Tenant harmless from and against any and all claims, causes of action, demands and liability including, but not limited to, damages, costs, expenses, assessments, penalties, fines, losses, judgments and attorney's fees that Tenant may suffer due to the existence or discovery of any hazardous substance, except radio frequency emissions on the Property, or the migration of any hazardous substance to other properties or released into the environment, that relate to or arise from Licensor's activities during the term of this License (or the activities of third parties acting under the authority of Licensor) and from all conditions and activities on the Property prior to the commencement of this License.

     The indemnification in this Paragraph specifically includes costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any governmental authority.

     Notwithstanding the foregoing, Tenant agrees to cooperate with Licensor and other users of the Property to resolve any violations of RF emission standards created by the operation, collocation, and use of the Property by Tenant and all other users, which standards are promulgated by the FCC, including, if necessary, the provision of shielding devices or hardware or other such remedies which are reasonably required to assure compliance with all such regulations. Licensor agrees to cooperate with Tenant to assist in assuring compliance with all FCC promulgated RF exposure limitations, including providing to Tenant upon request, all relevant information which Licensor has in its possession regarding the equipment employed by collocated systems operating upon the Property.

     Each party warrants that they shall provide immediate notification to the other party of any investigation or lawsuit commenced by any agency, governmental body, person, or forum regarding any alleged violation of any environmental protection law. A party's failure to provide such notification will not, however, be deemed a waiver of a party's obligation to provide indemnification required hereunder.

     This Paragraph 21 shall survive the expiration or earlier termination of this Agreement or the Site License.

     22. CONDEMNATION. In the event that the Premises or any portion thereof are taken pursuant to a condemnation proceeding or by eminent domain, such that Tenant can no longer operate its telecommunications equipment on the premises, the Site License shall terminate without liability to either party and Tenant shall not only be entitled to any portion of any award arising out of such proceedings which are attributable to any of Tenant's property, improvements or property rights under this Agreement or any of the Site Licenses.

     23. ENTIRE AGREEMENT SEVERABILITY. This Agreement, together with each Site License, entered into pursuant to the terms hereof constitutes the entire agreement and understanding between the parties, and supersedes all offers, negotiations and other agreements concerning the subject matter contained herein. Neither this Agreement nor any Site License may be modified or terminated except as provided herein or by other written agreements between the parties. If any provision of this Agreement or any Site License is held by a court of competent jurisdiction to be invalid, it shall be considered deleted from this Agreement or the Site License, however, the remainder of this Agreement or the Site License shall survive and be deemed enforceable.

     24. PARTIES BOUND BY AGREEMENT. Subject to the provisions hereof, this Agreement and each Site License shall extend to and bind the parties and their heirs, executors, administrators, successors and assigns.

     25. GOVERNING LAW. Each Site License and this Agreement as applied to that Site License shall be construed in accordance with the laws of the of Ohio.

     26. HEADINGS. The headings included herein are merely a matter of convenience and shall not be employed for the purpose of interpretation of the language contained herein.

     27. WARRANTY OF SIGNATORIES. The persons signing below and the persons signing each Site License executed hereunder warrant that they possess all actual and apparent authority to bind legally the party which they claim to represent, for all purposes related to performance in accord with the terms contained herein. The signing persons agree that they possess all authority, both actual and implied, to cause the party they represent to enter into and perform under this agreement for all purposes.

     28. COUNTERPARTS. This Agreement and any Site License may be executed in counterpart originals and each shall be deemed fully binding on the parties in all respects.

     29. ABILITY TO PERFORM. Licensor warrants that: (i) that it owns the tower or other Improvements at the Property, on which part of the Premises is located; (ii) it has good title to or a valid leasehold interest in the Property pursuant to a valid lease with the owner of the land (on which the Property is located); (iii) it is a corporation in good standing, authorized to do business within the state where the Premises are located; (iv) it has authority to enter into this Agreement and each Site License pursuant to its interest in the property; and (v) it knows of no reason why it cannot enter into this Agreement and each Site License and perform hereunder, including reasons arising under any statute, law, rule, regulation, contractual obligation, decision of any applicable government agency or forum, articles of incorporation, by-law, or pending or threatened litigation.

     30. RECORDING. Licensor acknowledges that a Memorandum of Agreement, in the form annexed hereto as Exhibit C, will be recorded by Tenant in the official records of the County where the Property is located, and Licensor agrees to cooperate reasonably with Tenant's effort to record such Memorandum of Agreement. In the event the Property is encumbered by a mortgage or deed of trust, Licensor agrees to employ reasonable efforts to obtain and furnish to Tenant a non-disturbance and attornment instrument for each such mortgage or deed of trust.

     WHEREFORE, the parties have executed this agreement on the day and year first above written, intending to be legally bound to the terms and conditions contained herein.

Licensor:                           Tenant:

Dobson Tower Company,              Sygnet Communications, Inc.
an Oklahoma corporation            an Ohio corporation



By: /s/ G. Edward Evans                By: /s/ G. Edward Evans
   --------------------------------       --------------------------------
Its: President                         Its: President
   --------------------------------       --------------------------------
Date: 12-23-98                         Date: 12-23-98
   --------------------------------       --------------------------------

                                                       License No._____________
                                                       Structure No.___________


                                      EXHIBIT A

                                     Site License

     to the Master Site License Agreement between Sygnet Communications, Inc., an Ohio corporation, together with its communications affiliates collectively ("Tenant"), and Dobson Tower Company ("Licensor").

1.   Site No./Name:

2.   Name of Licensor:

3.   Name of Tenant:

4.   Site Address:  (street address and legal description - attach)

5.   Site Latitude and Longitude:

6.   Commencement Date:

7.   Monthly Rent:                 Penalty Amount:

8.   Term:  See paragraphs 3 and 9 of the Master Site License
     Agreement

9. Site Licensor-Owned:_____________ or Licensor-Licensed:_____________ If Licensed, Term of Underlying License:

10.  Special Access Requirements:

11.  Existing Mortgages, etc.:

12.  Licensor Contact for Access for Emergency:

13.  Tenant Contact for Emergency:

14.  Tenant's Address for Notice Purposes:

                                       LICENSOR:




                                       By:
                                          -------------------------------------
                                       Title:
                                          -------------------------------------

                                       TENANT:




                                       By:
                                          -------------------------------------
                                       Title:
                                          -------------------------------------

Date:
   --------------------------------

Attachments:   Exhibit 1:     Description of Tenant's Equipment
               Exhibit 2:     Description or Depiction of Premises (Field
                              Drawing of Equipment Shelter/Room/Cabinet
                              Location(s) and right-of-way to the Premises)
               Exhibit 3:     Engineering/Architectural Plans and Specifications
               Exhibit 4:     Existing Liens, Rights of Way and Easements
               Exhibit 5:     Current Wireless Communications Uses of Site
                              (including frequencies and radiated power densities)
               Exhibit 6:     Prime License (if applicable)

                                      EXHIBIT 1

                          DESCRIPTION OF TENANT'S EQUIPMENT

The equipment Tenant shall place on the Premises is as follows:

INITIAL INSTALLATION:

One (1) Equipment shelter (10'x 12') to house Tenant's communications equipment, constructed on a concrete pad.
Six (6)   Panel antennas, approximately 1'x 4' in size.
Six (6)   Coaxial runs, 7/8" in diameter.
Grounding equipment necessary to tie into Licensor's grounding ring, as applicable.
Waveguide bridge, associated supports and connectors, utility lines and transmission lines

Sectors:
             -------------------------------------
Azimuths:
             -------------------------------------
Frequencies:
             -------------------------------------
Positions: (See Exhibit B)


FUTURE INSTALLATION

Three (3) Panel antennas, approximately 1'x 4' in size
Three (3) Coaxial runs, 7/8" in diameter.
Grounding equipment necessary to tie into Licensor's grounding ring, as applicable.
Waveguide bridge; associated supports and connectors, utility lines and transmission lines

Sectors:
             -------------------------------------
Azimuths:
             -------------------------------------
Frequencies:
             -------------------------------------
Positions: (See Exhibit B)

                                      EXHIBIT B

                               DESCRIPTION OF PREMISES


The Premises are described and/or depicted as follows:

                                      EXHIBIT C

WHEN RECORDED SEND TO:
______________________________________
______________________________________
______________________________________
______________________________________

                               MEMORANDUM OF AGREEMENT

          This Memorandum of License is entered into on this __________________ day of ___________________, 199 ____, by and between __________________________
___________________, a ___________________ corporation, with an office at
______________________________________, (hereinafter referred to as "Licensor")
and ______________________________________, a ___________________ corporation, with an office at ______________________________________, (hereinafter referred to as "Tenant").

     1. Licensor and Tenant entered into a Site License ("Agreement') on ___________________, 199____, for the purpose of installing, operating and maintaining a radio communications facility and other improvements. All of the foregoing are set forth in the Agreement.

     2. The term of the Agreement is for five (5) years, commencing on ___________________, 199____, ("Commencement Date") and terminating on the fifth (5th) anniversary of the Commencement Date, with two (2) successive five (5) year options to renew.

     3. The Land which is the subject of the Agreement is described in Exhibit A annexed hereto. The portion of the Land being licensed to Tenant (the "Premises") is described in Exhibit B annexed hereto.

          IN WITNESS WHEREOF, the parties have executed this Memorandum of Agreement as of the day and year first written above.

LICENSOR:                              TENANT:


By:________________________________    By:_____________________________________

Title:_____________________________    Title:__________________________________

Date:______________________________    Date:___________________________________

STATE OF___________________________

COUNTY OF__________________________

On ___________________, before me, _____________________________________, Notary
Public, personally appeared ______________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

______________________________________                 [SEAL]
Notary Public

My commission expires:___________________